Micro Imaging Technology, Inc. and Success Mater Investment Limited

Consolidated (Unaudited) Condensed Pro Forma Balance Sheet

as of October 31, 2006

					(Unaudited)
		Shanxi Qinyuan	Shanxi Zhongke		Proforma Combined	Micro		(Unaudited)
	Success Mater	Agriculture	Spaceflight	(Unaudited)	Success Mater	Imaging	(Unaudited)	ProForma
	Investment	Technology	Agriculture	ProForma	Investment Limited	Technology, Inc.	ProForma	Consolidated
	Limited	Development Co.	Development Stock	Adjustments	and Subsidiaries	and Subsidiaries	Adjustments	Total

ASSETS
Current assets:
Cash	$ 1	$ 128,200	$ 107,276	$ (480,000)	$ (244,523)	$ 13,349	$ (13,349)	$ (244,523)
Prepaid expenses	-	-	25,001	-	25,001	12,587	(12,587)	25,001
Supplies	-	-	3,913	-	3,913	-	-	3,913
Total current assets	1	128,200	136,190	(480,000)	(215,609)	25,936	(25,936)	(215,609)

Fixed assets, net	-	-	835,104	-	835,104	111,388	(111,388)	835,104

Land use right, net	-	-	51,182	-	51,182	-	-	51,182

Long-Term investment	-	-	769,200	-	769,200		-	769,200

Prepaid taxes	-	-	27,730	-	27,730	-	-	27,730

Total assets	$ 1	$ 128,200	$ 1,819,406	$ (480,000)	$ 1,467,607	$ 137,324	$ (137,324)	$ 1,467,607

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Trade accounts payable	-	-	61,915	-	61,915	88,392	(88,392)	61,915
Accounts payable to officers	-	-		-	-	32,229	(32,229)	-
Accrued payroll	-	-		-	-	117,246	(117,246)	-
Other accrued expenses	222	-	19,235	-	19,457	395,850	(395,850)	19,457
Security deposit	-	-	34,614	-	34,614	-	-	34,614
Redeemable convertible preferred stock, $0.01 par value; 2,600,000								-
shares authorized, issued and outstanding at October 31, 2006.	-	-		-	-	26,000	(26,000)	-
Total current liabilities	222	-	115,764	-	115,986	659,717	(659,717)	115,986

Notes payable to stockholder	-	-	-	-	-	1,970,000	(1,970,000)	-
Notes payable	-	-	-	-	-	30,000	(30,000)	-

Total liabilities	222	-	115,764	-	115,986	2,659,717	(2,659,717)	115,986

Commitments and contingencies

Stockholders' deficit:
Series C convertible preferred stock; $1.00 par value; 250,000 shares authorized, 250,000 and 0 shares issued and outstanding at October 31, 2006 and October 31, 2006 (proforma), respectively;
liquidation preference of $1,000,000.	-	-	-	-	-	250,000	(250,000)	-
Series D convertible preferred stock; $1.00 par value; 250,000 shares authorized, 250,000 and 0 shares issued and outstanding at October 31, 2006 and October 31, 2006 (proforma), respectively;
liquidation preference of $500,000.	-	-	-	-	-	250,000	(250,000)	-
Common stock, $0.01 par value; 100,000,000 shares authorized;
15,732,043 and 81,800,000 shares issued and outstanding at
October 31, 2006 and October 31, 2006 (proforma), respectively.	-	-	-	-	-	157,320	(75,520)	81,800
Common stock, $0.13 par value; 10,000 shares authorized;
10 shares issued and outstanding at December 31, 2006.	1	-	-	(1)	-	-	-	-
Class B common stock, $0.01 par value; 839,825 shares authorized;
83,983 and 0 shares issued and outstanding at October 31, 2006
and October 31, 2006 (proforma), respectively.	-	-	-	-	-	840	(840)	-
Additional paid-in capital	-	128,200	3,749,263	(479,999)	3,397,464	28,464,981	(28,546,559)	3,315,886
Notes receivable on common stock	-	-	-	-	-	(37,620)	37,620	-
Accumulated deficit from previous operating activities	-	-	-	-	-	(27,809,201)	27,809,201	-
Accumlated other comprehensive income	-	-	(70,312)	-	(70,312)	-	-	(70,312)
Deficit accumulated during the development stage	(222)	-	(1,975,309)	-	(1,975,531)	(3,798,713)	3,798,491	(1,975,753)
Total stockholders' deficit	(221)	128,200	1,703,642	(480,000)	1,351,621	(2,522,393)	2,522,393	1,351,621
Total liabilities and stockholders' deficit	$ 1	$ 128,200	$ 1,819,406	$ (480,000)	$ 1,467,607	$ 137,324	$ (137,324)	$ 1,467,607

Micro Imaging Technology, Inc. and Success Mater

Investment Limited

Consolidated (Unaudited) Condensed Pro Forma Statement of Operations

For the Twelve Months Ended October 31, 2006

					(Unaudited)
		Shanxi Qinyuan	Shanxi Zhongke		Proforma Combined	Micro		(Unaudited)
	Success Mater	Agriculture	Spaceflight	(Unaudited)	Success Mater	Imaging	(Unaudited)	ProForma
	Investment	Technology	Agriculture	ProForma	Investment Limited	Technology, Inc.	ProForma	Consolidated
	Limited	Development Co.	Development Stock	Adjustments	and Subsidiaires	and Subsidiaries	Adjustments	Total

Operating costs and expenses:
Research and development	$ -	$ -	$ 293,124	$ -	$ 293,124	$ 704,002	$ (704,002)	$ 293,124
Sales, general and administrative	-	-	350,333	-	350,333	733,383	(733,383)	350,333

Loss from operations	-	-	(643,457)	-	(643,457)	(1,437,385)	1,437,385	(643,457)

Other income (expense):
Interest income	-	-	3,794	-	3,794	7,031	(7,031)	3,794
Interest expense	-	-	-	-	-	(2,363,529)	2,363,529	-
Other income (expense), net	-	-	-	-	-	(3,230)	3,230	-
Other income (expense), net	-	-	3,794	-	3,794	(2,359,728)	2,359,728	3,794

Loss from continuing operations before
provision for income tax	-	-	(639,663)	-	(639,663)	(3,797,113)	3,797,113	(639,663)
Provision for income tax	-	-	-	-	-	(1,600)	1,600	-
Net loss from continuing operations	-	-	(639,663)	-	(639,663)	(3,798,713)	3,798,713	(639,663)

Other Comprehensive Loss
Effects of Foreign Currency Conversion	-	-	(54,039)	-	(54,039)	-	-	(54,039)

Net loss	$ -	$ -	$ (693,702)	$ -	$ (693,702)	$ (3,798,713)	$ 3,798,713	$ (693,702)